Exhibit 10.16
FANNIE MAE
EXECUTIVE PENSION PLAN
     Pursuant to Section 20 of the Fannie Mae Executive Pension Plan (the “Plan”), Fannie Mae hereby amends the Plan, effective November 20, 2007, to provide that, notwithstanding any provision of the Plan to the contrary, no individual shall become a Participant after November 20, 2007.